Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (954) 389-3700
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Mark Davis, Executive Vice President, Corporate Development and Strategy
mdavis@qsii.com

FOR IMMEDIATE RELEASE
JANUARY 28, 2016

QUALITY SYSTEMS, INC. REPORTS FISCAL 2016 THIRD QUARTER RESULTS

Company Fills Chief Technology Officer Role with Seasoned Healthcare Technology Executive

IRVINE, Calif. … January 28, 2016 … Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2016 third quarter ended December 31, 2015.
Revenues for the three months ended December 31, 2015, on a pro forma basis to exclude the Hospital Solutions Division which the Company sold on October 22, 2015, were $116.4 million, versus $118.4 million for the three months ended December 31, 2014, on the same basis, reflecting a reduction in system sales and related maintenance, offset by increases in revenue cycle management services and electronic data interchange services. Reported revenues, including the Hospital Solutions Division, for the three months ended December 31, 2015 were $117.0 million, compared with $123.4 million reported for the three months ended December 31, 2014, largely reflecting a decline of $4.4 million in revenues associated with the disposition of the Hospital Solutions Division.
Recurring revenues in the third quarter of fiscal 2016 increased to approximately 80 percent of total revenues.
On a non-GAAP basis, fully diluted earnings per share was $0.16 for both the three months ended December 31, 2015 and 2014. On a GAAP basis, fully diluted earnings per share was $0.12 for the three months ended December 31, 2015 versus $0.11 for the comparable period a year ago.
Revenues for the nine months ended December 31, 2015, on a pro forma basis to exclude the Hospital Solutions Division, were $357.1 million, up two percent when compared with revenues of $348.5 million for the nine months ended December 31, 2014, on the same basis. Reported revenues, including the Hospital Solutions Division, for the nine months ended December 31, 2015 were $364.6 million, compared with $361.8 million reported for the nine months ended December 31, 2014.

On a non-GAAP basis, fully diluted earnings per share for the nine months ended December 31, 2015 was $0.53 versus $0.41 in the comparable period a year ago. On a GAAP basis, fully diluted earnings per share was $0.36 for the nine months ended December 31, 2015 versus $0.27 for the comparable period a year ago.
Gross margin for the three months ended December 31, 2015 was 54 percent, compared with 56 percent for the three months ended December 31, 2014.
Operating expenses, consisting of selling, general and administrative and research and development costs, declined 10 percent for the three months ended December 31, 2015, compared with the same period a year ago. This decline reflects a year-over-year decrease in both corporate selling, general and administrative and research and development costs.
Rusty Frantz, president and chief executive officer, commenting on the results, stated: “I am pleased with our progress as we continue to transform our business while being a good steward of the cost line to enhance EPS levels.”
At quarter-end, the Company’s liquidity position remained strong with $104.8 million of cash and investments.
Subsequent to the closing of the fiscal 2016 third quarter, the Company completed its previously announced acquisition of HealthFusion Holdings, Inc. on January 4th, 2016 and entered into a $250 million revolving credit facility.
In addition, as previously announced, the Company had been seeking to fill the role of chief technology officer. To this end, David A. Metcalfe was named to the post, effective February 1, 2016. Prior to joining QSI, Metcalfe, 52, served as vice president of R&D at Becton, Dickinson & Company (BD), a leading worldwide medical technology company, from March 2015 to January 2016. Previously, Metcalfe was vice president of product development at CareFusion Corp., a global medical technology company servicing the critical care market from September 2012 to March 2015, at which time CareFusion was acquired by BD. From 2008 to 2012, Metcalfe was vice president of development for Allscripts Healthcare Solutions, a provider of healthcare information technology (HCIT) solutions.
“We are pleased to fill the CTO role with David Metcalfe, a seasoned technology and software expert. David brings significant, relevant experience to our Company, having worked at several healthcare technology companies and also within the HCIT space,” Frantz noted.
“As Quality Systems works to improve the quality of our client experience, our current growth strategy is centered on our transition to the cloud and the role our recent acquisition of HealthFusion plays, along with a strong focus on our core ambulatory business and pursuit of opportunities within the population health arena as the market shifts to the delivery of value-based care. Furthermore, we are restructuring the sales organization and re-engineering sales processes to enable cross-selling amongst our large installed ambulatory base. We also are more effectively using capital to strengthen and grow our business to meet the changing needs of the HCIT marketplace. The foundation we have laid during the past few months well positions the Company for the direction in which the future of healthcare is headed,” Frantz concluded.
Quality Systems will host a conference call to discuss its fiscal 2016 third quarter results on Thursday, January 28, 2016 at 5:00 PM ET (2:00 PM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #29627511. International callers should dial

1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the "Investors” tab, then select "Conference Calls," to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #29627511. The replay will be available from approximately 8:00 PM ET on Thursday, January 28, 2016, through 11:59 PM ET on Thursday, February 4, 2016.
A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.
Irvine, Calif.-based Quality Systems, Inc. (QSI) and its subsidiary, NextGen Healthcare Information Systems, develop and provide a range of software and services for medical and dental group practices, including practice management and electronic health record applications, patient portal, interoperability and connectivity products, and population health management and analytics offerings. Services include managed cloud services, revenue cycle management, claims clearinghouse, data interchange and value-add consulting. The Company’s solution portfolio is readily integrated and collectively positioned to drive low total cost of ownership for its client partners, as well as enable the transition to value-based healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2015, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, losses related to the disposition of a business segment, amortization of acquired intangible assets, impairment of goodwill and other assets, securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. Historically, the Company calculated a non-GAAP effective tax rate each quarter, based on non-GAAP pre-tax income (or loss) for the period, to determine the corresponding non-GAAP provision for (benefit of) income taxes. Beginning in the first quarter of fiscal year 2016, the Company began utilizing a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year, by eliminating the effects of non-recurring and period-specific items which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2016 is 30.5%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company intends to re-evaluate this normalized non-GAAP tax rate on an annual basis or more frequently if any significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or changes in expectations regarding tax regulations.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Software license and hardware	$16,150	$21,428	$52,026	$60,505
Software related subscription services	11,705	11,864	36,388	31,266
Total software, hardware and related	27,855	33,292	88,414	91,771
Support and maintenance	39,519	43,045	125,408	125,985
Revenue cycle management and related services	21,594	20,392	62,630	54,517
Electronic data interchange and data services	20,643	19,051	61,413	56,276
Professional services	7,421	7,644	26,700	33,288
Total revenues	117,032	123,424	364,565	361,837
Cost of revenue:
Software license and hardware	6,530	7,295	20,149	22,326
Software related subscription services	5,533	5,194	17,454	15,029
Total software, hardware and related	12,063	12,489	37,603	37,355
Support and maintenance	7,537	7,365	23,874	21,064
Revenue cycle management and related services	14,381	14,246	43,573	40,154
Electronic data interchange and data services	12,437	11,956	37,302	35,970
Professional services	7,367	8,304	24,008	32,780
Total cost of revenue	53,785	54,360	166,360	167,323
Gross profit	63,247	69,064	198,205	194,514
Operating expenses:
Selling, general and administrative	39,395	41,482	115,962	116,893
Research and development costs	14,518	18,468	49,584	51,602
Amortization of acquired intangible assets	897	904	2,692	2,795
Total operating expenses	54,810	60,854	168,238	171,290
Income from operations	8,437	8,210	29,967	23,224
Interest income (expense), net	49	(82)	392	41
Other expense, net	(43)	—	(147)	(17)
Income before provision for income taxes	8,443	8,128	30,212	23,248
Provision for income taxes	1,141	1,452	8,233	6,659
Net income	$7,302	$6,676	$21,979	$16,589
Net income per share:
Basic	$0.12	$0.11	$0.36	$0.28
Diluted	$0.12	$0.11	$0.36	$0.27
Weighted average shares outstanding:
Basic	60,867	60,272	60,548	60,250
Diluted	61,279	60,855	61,190	60,813
Dividends declared per common share	$0.175	$0.175	$0.525	$0.525

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31,	March 31,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$92,648	$118,993
Restricted cash and cash equivalents	4,452	2,419
Marketable securities	12,165	11,592
Accounts receivable, net	92,592	107,669
Inventories	662	622
Income taxes receivable	10,565	3,147
Deferred income taxes, net	24,074	24,080
Prepaid expenses and other current assets	14,111	11,535
Total current assets	251,269	280,057
Equipment and improvements, net	23,171	20,807
Capitalized software costs, net	44,573	40,397
Intangibles, net	22,287	27,689
Goodwill	73,513	73,571
Other assets	18,577	18,000
Total assets	$433,390	$460,521
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,250	$10,018
Deferred revenue	55,146	66,343
Accrued compensation and related benefits	16,345	24,051
Income taxes payable	53	10,048
Dividends payable	10,726	10,700
Other current liabilities	38,575	33,924
Total current liabilities	131,095	155,084
Deferred revenue, net of current	1,127	1,349
Deferred compensation	6,667	5,750
Other noncurrent liabilities	9,918	14,798
Total liabilities	148,807	176,981
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 60,886 and 60,303 shares at December 31, 2015 and March 31, 2015, respectively	609	603
Additional paid-in capital	210,184	198,650
Accumulated other comprehensive loss	(517)	(192)
Retained earnings	74,307	84,479
Total shareholders' equity	284,583	283,540
Total liabilities and shareholders' equity	$433,390	$460,521

QUALITY SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Income before provision for income taxes - GAAP	$8,443	$8,128	$30,212	$23,248
Plus items included in cost of revenue:
Amortization of acquired software technology	903	858	2,710	2,575
Share-based compensation	101	104	300	282
Total adjustments to cost of revenue	1,004	962	3,010	2,857
Plus items included in operating expenses:
Acquisition costs	4,451	738	5,743	2,482
Loss on disposition of Hospital Solutions Division*	1,753	—	1,753	—
Amortization of acquired intangible assets	897	904	2,692	2,795
Securities litigation defense costs, net of insurance	(3,075)	1,173	(281)	2,460
Share-based compensation	642	865	2,028	2,344
Other non-run-rate expenses**	335	—	1,722	315
Total adjustments to operating expenses	5,003	3,680	13,657	10,396
Total adjustments to GAAP income before provision for income taxes:	6,007	4,642	16,667	13,253
Income before provision for income taxes - Non-GAAP	14,450	12,770	46,879	36,501
Provision for income taxes	4,407	3,074	14,298	11,294
Net income - Non-GAAP	$10,043	$9,696	$32,581	$25,207
Diluted net income per share - Non-GAAP	$0.16	$0.16	$0.53	$0.41
Weighted-average shares outstanding (diluted):	61,279	60,855	61,190	60,813

* The loss on disposition of Hospital Solutions Division includes $387 in direct incremental costs related to the disposition.

** For the three months ended December 31, 2015, the $335 of other non-run-rate expenses consists of non-recurring severance and other employee-related costs incurred in connection with the Hospital disposition. Other non-run-rate expenses for the nine months ended December 31, 2015 also includes $449 in certain non-recurring professional services costs not related to ongoing core operations and non-recurring severance costs plus $938 of non-recurring incremental costs related to the change in the Company's Chief Executive Officer, including recruitment fees and severance payments.

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